UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2022

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

On November 21, 2022, the Company’s Board of Directors amended the Company’s by-laws, effective immediately in order to amend the quorum requirement of ninth paragraph of Article I, Section 7 of the by-laws, such that the presence in person or by proxy of the holders of shares of stock having thirty-four percent (34%) of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business at all meetings of the stockholders.

The foregoing description is qualified in its entirety by the amendment to Company’s by-laws which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Amendment to By-Laws, dated November 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2022

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman and Interim Chief Executive Officer